Questions 22 and 23
-------------------
Addendum to Questions 22 and 23 on Form N-SAR


22. Registrants portfolio transactions with entities acting as principals:

List the 10 entities acting as principals with whom Registrant did the largest amount of portfolio transactions (include all short-term obligations, and U.S. Govt. & tax-free securities) in both the secondary market & in underwritten offerings set forth in order of size based upon total value of principal transactions during the current reporting period: (FOR SERIES COMPANIES, ITEMS 22 AND 23 MUST BE ANSWERED IN TOTAL FOR ALL SERIES)

                                                           Registrant
                                            IRS Number      Purchases
Name of Entity                                           (000s omitted)
GOLDMAN, SACHS & CO.                        13-5100880       20,960,346
BANK OF AMERICA SECURITIES LLC              56-2058405        5,495,517
JPMORGAN CHASE & CO.                        13-3224016        6,670,690
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485        3,428,630
CITIGROUP, INC.                             52-1568099        4,496,186
MORGAN STANLEY CO INCORPORATED              13-2665598        2,506,085
NOMURA                                      13-2642206        2,926,239
BARCLAYS CAPITAL INC.                       05-0346412        1,963,187
DEUTSCHE BANK SECURITIES, INC.              13-2730328        1,300,908
WELLS FARGO BANK                            41-0449260        1,110,818






                                                             Sales by
                                            IRS Number      Registrant
Name of Entity                                           (000s omitted)
GOLDMAN, SACHS & CO.                        13-5100880       20,676,636
BANK OF AMERICA SECURITIES LLC              56-2058405        6,811,556
JPMORGAN CHASE & CO.                        13-3224016        4,721,506
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485        4,639,890
CITIGROUP, INC.                             52-1568099        3,272,110
MORGAN STANLEY CO INCORPORATED              13-2665598        2,753,032
NOMURA                                      13-2642206        2,161,020
BARCLAYS CAPITAL INC.                       05-0346412        2,140,760
DEUTSCHE BANK SECURITIES, INC.              13-2730328        1,679,256
WELLS FARGO BANK                            41-0449260          542,740




23. Aggregate principal purchase/sale transactions of Registrant during current reporting period. (000s omitted) C. Total Purchases:
    55,708,682 D. Total Sales: 54,682,101

                               SCREEN NUMBER : 12